Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. AGREES TO ACQUIRE SECOND CLARK PEST CONTROL

ATLANTA, January 31, 2020 - Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial service company, announced today that its subsidiary, Clark Pest Control of Stockton, Inc., has entered into an agreement to acquire Clark Pest Control, Inc., based in Bakersfield, CA. The transaction is expected to be completed in the first quarter.

Clark Pest Control was founded in Fresno, California in the 1940’s by two brothers, Jim Sr. and Charlie Clark. Early in the development of their business, the brothers decided to build separate businesses by splitting up - Charlie went north to Stockton while Jim Sr. went south to Bakersfield. They continued to share the Clark Pest Control name, and their respective businesses grew.

Rollins acquired Charlie Clark’s business, Clark Pest Control of Stockton, Inc., in the second quarter of 2019.

Today, Jim Clark Sr.’s business, Clark Pest Control, Inc., has more than 160 employees operating from offices in Bakersfield, Fresno, Lancaster, Santa Clarita, and Visalia. Completion of this acquisition will rejoin the two companies. Once integrated, Clark Pest Control will have over 1,300 dedicated employees providing exceptional customer service from 28 locations throughout California and northern Nevada.

“It has been a long-held dream of ours to bring the two Clark Pest Control companies back together,” says Robert Baker, President of Clark Pest Control of Stockton, Inc. “We are happy that as one combined company going forward, we will be optimally positioned to serve our markets in California and Nevada with the finest pest management and associated services.”

About Rollins

Rollins, Inc. is a premier global consumer and commercial services company. Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Pest Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the Company’s expectation that the acquisition of Clark Pest Control will be completed in the first quarter of 2020;the Company’s expectation that Clark Pest Control will have over 1,300 employees following the integration of Clark Pest Control, Inc. with Clark Pest Control of Stockton, Inc.; and the Company’s belief that following the integration, Clark Pest Control will be optimally positioned to serve its markets in California and Nevada with the finest pest management and associated services as one combined company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2018.